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                                  EXHIBIT 23.2

                    [LETTERHEAD OF RICHTER USHER & VINEBERG]


                         CONSENT OF INDEPENDENT AUDITOR

To the Board of Directors and Stockholders of Vitalstate, Inc.

         We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Vitalstate, Inc. of our report dated January 23, 2003 (except for note 14b which is dated March 6, 2003) relating to the financial statements of Vitalstate, Inc. appearing in the Annual Report on Form-10-KSB, of Vitalstate, Inc. for the year ended December 31, 2002.

/s/ Richter Usher & Vineberg
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Richter Usher & Vineberg
Chartered Accountants
General Partnership

October 21, 2003
Montreal, Quebec




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